Exhibit 99.1
BankAtlantic Bancorp, Inc. Announces Terms of Proposed Rights Offering
Tuesday July 29, 11:01 pm ET
FORT LAUDERDALE, Fla.—(BUSINESS WIRE)—BankAtlantic Bancorp, Inc. (NYSE:BBX) today announced that it has decided to pursue a rights offering to holders of its Class A Common Stock at a subscription price of $1.10 per share for up to 50 million shares of its Class A Common Stock. Upon commencement of the rights offering, BankAtlantic Bancorp will distribute non-transferable subscription rights to purchase shares of its Class A Common Stock to each holder of such stock as of the close of business on August 13, 2008, the record date for the rights offering. The amount of subscription rights to be distributed in the rights offering will be determined based on the total number of outstanding shares of BankAtlantic Bancorp’s Class A Common Stock on the record date. Each whole subscription right will entitle the holder thereof to purchase one share of BankAtlantic Bancorp’s Class A Common Stock at the purchase price of $1.10 per share. Additionally, shareholders who elect to exercise their subscription rights in full may also subscribe for additional shares of BankAtlantic Bancorp’s Class A Common Stock that remain unsubscribed for at the expiration of the rights offering at $1.10 per share under their respective over-subscription right.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, copies of the prospectus and the accompanying prospectus supplement relating to these securities may be obtained by contacting BankAtlantic Bancorp, Inc., Attn: Investor Relations, 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE:BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, with over $6 billion in assets and more than 100 stores is one of the largest financial institutions headquartered in Florida. BankAtlantic provides a full line of products and services encompassing consumer and commercial banking. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Online Banking & Bill Pay, a 7-Day Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift. BankAtlantic has been serving communities throughout Florida since 1952 and currently operates more than 250 conveniently located ATMs. The bank has supported thousands of charitable, civic and professional organizations since the inception of the BankAtlantic Foundation in 1994.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com

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BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: 954-940-5300, Fax: 954-940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: cberg@boardroompr.com
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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties, including but not limited to the risk that, because of business, economic or market conditions or for any other reasons within BankAtlantic Bancorp’s discretion, BankAtlantic Bancorp may decide not to pursue the rights offering on the terms proposed, if at all, and that the rights offering may not be consummated. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission. BankAtlantic Bancorp cautions that the foregoing risks and uncertainties are not exclusive.